                                 [LOGO OF UNUM]



                        SPECIAL MEETING OF STOCKHOLDERS
                                JUNE 30, 1999
                       8:30 A.M., EASTERN STANDARD TIME
             PORTLAND MARRIOTT, 200 SABLE OAKS DRIVE, PORTLAND, MAINE

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNUM CORPORATION

           The undersigned hereby appoints James F. Orr III, Robert E. Broatch and Kevin J. Tierney proxies, each with full power of substitution, acting jointly, to vote and act with respect to all of the shares of common stock of the undersigned in UNUM Corporation, which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting, upon all matters that may properly come before the meeting, including the matters described in the Joint Proxy Statement/Prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

          THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF SPECIFIC VOTING INSTRUCTIONS ARE NOT GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATION INDICATED BELOW, AND AT THEIR DISCRETION ON ANY MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

          The Board of Directors recommends a vote "FOR" the proposal listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

          Please sign on the reverse of this card and return promptly in the envelope provided; or if you choose, you can submit your proxy by calling 1-800-OK2-VOTE (1-800-652-8683), or through the Internet at http://www.vote-by-net.com in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares you hold directly will not be voted.

------------------------------------------------------------------------------
                                  FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                                                                                FOR  AGAINST  ABSTAIN
1. To adopt the Agreement and Plan of Merger, dated as of November 22, 1998 (as amended as of
   May 25, 1999, the "Merger Agreement"), between UNUM Corporation ("UNUM") and Provident
   Companies, Inc. ("Provident") pursuant to which UNUM and Provident will merge (the "Merger") /  /   /  /    /  /
   under the name "UNUMProvident Corporation." As a result of the reclassification discussed in the Joint Proxy Statement/Prospectus and the Merger, each outstanding share of UNUM common stock will be converted into one share of UNUMProvident common stock and each share of Provident common stock will be reclassified and converted into 0.73 of a share of
   UNUMProvident common stock.


              SIGNATURE(S)                       DATE
                           ----------------------     ------------------
              PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON, IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.


------------------------------------------------------------------------------
  -DETACH PROXY CARD HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL


[LOGO OF UNUM]

Dear Stockholder:

UNUM Corporation encourages you to take advantage of new and convenient ways by which you can submit your proxy. You can submit your proxy through the Internet or the telephone. This eliminates the need to return the proxy card.

To submit your proxy through the Internet or the telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To submit your proxy through the Internet:
   - Log on to the Internet and go to the Web site http://www.vote-by-net.com

2  To submit your proxy over the telephone:
   - On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week

Your Internet or telephone proxy authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

IF YOU CHOOSE TO VOTE YOUR SHARES THROUGH THE INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                                YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                          -------------------------------------
                                          IF YOU SUBMIT YOUR PROXY BY TELEPHONE
                                            OR THROUGH THE INTERNET THERE IS
                                            NO NEED FOR YOU TO MAIL BACK
                                            YOUR PROXY. THANK YOU FOR VOTING!
                                          -------------------------------------